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                                                                 Exhibit 23.01




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS






Marine Management Systems, Inc.
Stamford, Connecticut


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 14, 1997, relating to the financial statements of Marine Management Systems, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                                                BDO Seidman, LLP




Valhalla, New York
March 21, 1997